Exhibit 99.1
SCHEDULE 13D JOINT FILING AGREEMENT
     In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.
     Date: November 5, 2009

H.I.G. ALL AMERICAN, LLC

By:	H.I.G. Capital Partners IV, L.P.
Its:	Sole Member

By:	H.I.G. Advisors IV, L.L.C.
Its:	General Partner

By:	H.I.G.-GPII, Inc.
Its:	Manager

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

H.I.G. CAPITAL PARTNERS IV, L.P.

By:	H.I.G. Advisors IV, L.L.C.
Its:	General Partner

By:	H.I.G.-GPII, Inc.
Its:	Manager

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

H.I.G. ADVISORS IV, L.L.C.

By:	H.I.G.-GPII, Inc.
Its:	Manager

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

H.I.G.-GPII, INC.

By:	/s/ Richard H. Siegel

Name:	Richard H. Siegel
Its:	Vice President and General Counsel

/s/ Sami W. Mnaymneh

Sami W. Mnaymneh

/s/ Anthony A. Tamer

Anthony A. Tamer